AMENDED AND RESTATED CODE OF ETHICS
                             DATED OCTOBER 13, 1997
                         FOR PRINCIPALS AND EMPLOYEES OF
                          BRUNDAGE, STORY AND ROSE, LLC
                          -----------------------------

                                    PREAMBLE

The Class A principals ("principals") of Brundage, Story and Rose, LLC hereby adopt this Amended and Restated Code of Ethics (the "Code") for the principals and employees of our firm. As a registered investment adviser, we owe a duty of loyalty to each of our advisory clients. We must endeavor to avoid even the appearance of a conflict that might compromise the trust clients have placed in us.

The purpose of the Code is to set forth for each individual's reference and guidance our firm's policies with respect to avoiding actual or potential conflicts of interest, our substantive restrictions on personal investing to avoid such conflicts, and the procedures used to monitor compliance with such restrictions. The Code has been adopted to comply with Rule 17j-1 under the Investment Company Act of 1940 (as well as other general fiduciary standards under applicable law) and is designed to prevent any act, practice or course of business prohibited by paragraph (a) of that Rule. Additionally, the Code is intended to comply with the provisions of paragraph (a)(12) of Rule 204-2 under the Investment Advisers Act of 1940 (the "Advisers Act"), which requires us to maintain records of securities transactions in which our principals and certain of our employees have beneficial ownership. (To comply with Section 204A of the Advisers Act, however, our firm has adopted a separate document entitled "Brundage, Story and Rose, LLC Insider Trading Policies.")

The concept of investment counsel was developed to make it possible for investors to obtain sound and continuous investment advice from a professional source in situations in which the interests of investment counsel and clients are compatible and in which there is no conflict of interest. This standard requires that each of us reaches as high a level of professional competence as possible and that each of us behaves in an ethical manner in every action undertaken professionally or personally.

It is reasonable for each of us, as principals and employees of Brundage, Story and Rose, LLC to own for investment purposes securities identical to those recommended to our clients. Our firm's recommendations are based upon convictions related to broad economic considerations of a long-term nature. These considerations are applied upon the basis of the circumstances of the individual client. Our long-term orientation toward our clients' capital is antithetical to short-term trading; therefore, we discourage such activity on the part of our principals and employees. For this purpose, short-term is considered to be less than 30 days; however, the Compliance Officer may grant exceptions (for example, in connection with tax loss sales).

While recognizing the right of our principals and employees to own securities identical to those of our clients, we must be cognizant of the fact that, by choice, we are in a profession that is morally bound to avoid actions that present conflicts of interest with our clients' interests. Such conflicts of interest could arise if our portfolios compete with our clients' portfolios in the purchase or sale of securities. Simply stated, our clients' interests come first, ahead of the interests of any person within our firm.

To assure that the highest standards are maintained in our firm, to help avoid conflicts of interest between our personnel and our clients, and to protect the good reputation of our firm developed over many years, the Code has been adopted by the principals at their meeting on October 6, 1997. It supersedes all Codes of Ethical Conduct that were in effect prior to this date.

                                 CODE OF ETHICS

     I.   APPLICABILITY
          -------------

          The Code applies to each principal and employee of Brundage, Story and Rose, LLC.

     II.  GENERAL RULE
          ------------

          Each principal and employee must avoid investment activities and practices that may work to the detriment of our firm or that would impair such individual's ability to act for the clients in an objective and unbiased' manner. Investment information received may not be used for one's "personal" benefit to the detriment of our clients.

          The term "personal" in this context means, oneself, one's spouse, minor children, other persons living in the same household, and any non-client relationships in which one has beneficial interest, present or future and exercises investment control or offers specific investment recommendations. Portfolios of spouses and other relatives who are our clients are not included in the term "personal" since their security holdings and transactions are fully reflected on our firm's records as clients of equal standing with all other clients. Spouses and other non-employees covered by this Code are required to report personal investment transactions as specified in the Code. Transactions executed by such persons in the course of performing their professional responsibilities for their employer and their employer's clients need not be reported. One spouse may not act on information supplied by the other if the other would violate his or her own Code of Ethics by undertaking the transaction. (Standard prohibitions against acting on inside information in the securities business also apply in this area, but these prohibitions are set forth in our Insider Trading Policies.)

     III. PROHIBITED TRANSACTIONS AND ACTIVITIES
          --------------------------------------

          A.   GENERAL PROHIBITED TRANSACTIONS
               -------------------------------

               1) INITIAL PUBLIC OFFERINGS. No purchases of an initial public offering of securities may be made. ("Security" is defined in Annex A to the Code.) Such purchases, however, are allowed one month after trading begins assuming no other restrictions in the Code are applicable.

               2) SHORT SALES. Short-selling of securities is prohibited.

               3) PURCHASES ON MARGIN. Purchase of securities on margin is prohibited. This provision does not preclude the making of "nonpurpose" collateral loans or the ownership of securities in the event one's home is mortgaged. The intent of this restriction is to prohibit the use of borrowed funds to maintain a continuing leveraged position in securities.

               4) PREFERENTIAL TREATMENT, FAVORS, AND GIFTS. No special favors or gifts of material value may be sought or accepted from any broker-dealer or financial intermediary.

          B.   BLACKOUT PERIODS
               ----------------

          The following transactions are prohibited during the proscribed periods set forth in this Section III.B, and any profits realized on trades within the proscribed periods described below shall be disgorged:

               1.   WITH RESPECT TO ALL CLIENTS:

                    a) CANDIDATES FOR APPROVED LIST. If a security is under active consideration for addition to the Approved List, it may not be purchased by any principal or employee who is privy to such information. More specifically, if the individual intends to recommend a security to our firm or knows that a security is being actively considered by the research working groups for inclusion on the Approved List, it may not be purchased by that individual.

                    b) SECURITIES ON APPROVED LIST.  When a security is added to the Approved List, it may not be purchased personally by a principal or employee for one month. If a personal purchase is made within the one month period, the Compliance Officer will require the individual to sell the security and to absorb any loss of capital that may occur; if the sale produces a profit, the individual will be required to turn over such profit, in the form of cash.

                    c) SECURITIES ON (OR ANTICIPATED CANDIDATES FOR) RECOMMENDED
               SELL LIST. A security that is widely held by clients may not be sold personally by a principal or employee on the basis of investment considerations if it is known or can reasonably be anticipated that the security may be recommended for sale generally to clients. If the firm recommends the sale of a stock to clients, the stock may not be sold for one month, or the date following the elimination of such security from clients' portfolios, whichever comes first.

                    d) SECURITIES ON PROSCRIBED  LIST. A security that is on the
               "Proscribed List" may not be purchased by any principal or employee. If, however, a purchase is proscribed because of the size of our clients' holdings of an issue, an investment may be made, or an existing investment increased, up to a total value of $50,000 at cost.

               2.   WITH RESPECT TO REGISTERED INVESTMENT COMPANY CLIENTS:

                    a) PORTFOLIO MANAGERS AND CERTAIN OTHER ADVISORY  PERSONNEL;
               OTHER PRINCIPALS AND EMPLOYEES. Each portfolio manager for a registered investment company client, and any principal or employee who is privy to information available to such portfolio manager, is prohibited from buying or selling a security within at least seven calendar days before and after such client trades in that security. Notwithstanding the foregoing, a transaction by a portfolio manager, principal or employee that had been approved by the Compliance Officer (defined in Article V below) and occurring prior to a client transaction shall not be prohibited. Each other person covered by the Code is prohibited from executing a securities transaction on the day during which any registered investment company client of our firm has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

                    b) SHORT-TERM TRADING PROFITS.  Principals and employees are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent security within any 30 calendar day period.

          C.   DISCLOSURE AS A CONDITION TO TRANSACTIONS
               -----------------------------------------

               1) STOCK PROPONENT'S PERSONAL OWNERSHIP. No principal or employee may propose our firm's recommending the purchase of a specific security to clients, unless such proponent first discloses to our firm's investment committee his or her personal position in that security and discloses any transaction in the security during the preceding six months.

               2) PRIVATE PLACEMENTS. No principal or employee who has been authorized pursuant to Section V.2 to acquire securities in a private placement may participate in any subsequent investment consideration by, or on behalf of, one of our clients in such issuer, unless that individual first discloses his or her investment to such client and our firm's investment committee. In such circumstances, the client's decision to purchase securities of the issuer will be subject to an independent review by appropriate personnel of our firm who have no personal interest in the issuer.

          D.   OUTSIDE ACTIVITIES
               ------------------

               1) SERVICE AS A DIRECTOR OR TRUSTEE. Unless prior permission is granted by a vote of the principals, no principal or employee of our firm may serve as a director of a corporation, or trustee of a trust, whose interests are publicly traded.

               2) PARTICIPATION IN, OR SUBSTANTIVE OWNERSHIP OF, OTHER BUSINESS. Outside business or investment activities that detract from an individual's effectiveness as an investment counselor are undesirable and, therefore, are strongly discouraged. Participation in outside business or investment activities must be reported to our firm. This includes substantive ownership, in any form, of other businesses.

               3) APPROVAL OF FIDUCIARY APPOINTMENTS. No principal or employee shall accept an appointment or act in a fiduciary capacity as an executor, trustee, or attorney in fact for non-clients (other than for family members) until such appointment is approved by the head of the Private Client Group. This activity is discouraged because it is time-consuming by nature, although it is recognized that it cannot always be avoided. The firm encourages its principals to act as trustees for clients, although this must be pre-approved by the head of the Private Client Group.

     IV.  EXEMPTED TRANSACTIONS
          ---------------------

          The prohibitions of Section III.B will not apply to the following transactions (subject to any preclearance requirements of Article V below):

          1) Purchases or sales effected in any account over which the principal or employee has no direct or indirect influence or control or in any account of the principal or employee that is managed on a discretionary basis by a person other than such principal or employee and with respect to which such principal or employee does not in fact influence or control such transactions.

          2) Purchases or sales of securities that are not eligible for purchase or sale by any of our clients.

          3) Purchases or sales that are non-volitional on the part of our personnel or any of our clients.

          4) Purchases that are part of an automatic dividend reinvestment plan.

          5) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          6) Any equity securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if the issuer is listed on The New York Stock Exchange or has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion (or a corresponding market capitalization in foreign markets).

          7) Any fixed income securities transaction, or series of related transactions effected over a 30 calendar day period, involving 25 units ($25,000 principal amount) or less in the aggregate.

          8) Purchases or sales of securities that receive the prior approval of the "Preclearance Officer," as defined in Article V below, based on a determination that no client accounts are prejudiced and that such purchases or sales are not likely to have any economic impact on any of our clients or on their ability to purchase or sell securities of the same class or other securities of the same issuer.

     V.   PRECLEARANCE
          ------------

          1) GENERAL RULE. Principals and employees must preclear all personal securities investments with the exception of those identified in Sections 1, 3 and 4 of Article IV above. All requests for preclearance must be submitted for approval to the "Preclearance Officer" who shall be any of the firm's transaction coordinators or, in such persons' absence or in the event of any such person's personal interest in such transaction, the Compliance Officer. All approved orders must be executed by the close of business on the day preclearance is granted; provided, however, that approved orders for securities traded in foreign markets may be executed within two business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

          2) PRIVATE PLACEMENTS. Prior to a principal's or an employee's purchasing an interest in a private offering or a closely held security, the Compliance Officer must grant express approval upon a determination that any client account for which such investment would be suitable was already considered with respect to such investment opportunity.

          3) GREATER THAN 1/2 OF 1% INTEREST IN PUBLIC COMPANY. Without the express prior approval of the Preclearance Officer, no principal or employee shall purchase, directly or indirectly, the stock of any public company if immediately after such transaction his or her interest in the company would be more than 1/2 of 1% of its outstanding stock.

     VI.  REPORTING REQUIREMENTS AND PROCEDURES
          -------------------------------------

          1) Within 10 days after the end of each month, each principal and each employee must report all personal security transactions for that month to the Compliance Department.

          2) Each principal and each employee having investment responsibilities must provide reports of no trading activity within the same 10-day period. If any other employee who is covered by the Code does not submit a monthly report, it will be assumed that such employee had no reportable trading activity during the month.

          3) Except as may otherwise be required by Section VI.2 of the Code, if an employee has no trading activity during a calendar quarter, a report to that effect is required from such employee within 10 days after the end of the quarter.

          4) All reports made pursuant to this Article VI of the Code with respect to transactions not executed through the firm's transaction coordinators shall be in writing and submitted to the Compliance Officer on the form provided as Annex C to the Code. (Copies of this form are available from the Compliance Department).

     VII. RECORDS OF SECURITIES TRANSACTIONS AND POST-TRADE REVIEW
          --------------------------------------------------------

          Each principal and employee is required to direct his or her broker(s) to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions with respect to transactions not executed through the firm's transaction coordinators and in which such persons have a beneficial ownership interest. (For purposes of the Code, "beneficial ownership" shall be determined in accordance with the definition of beneficial ownership in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, which is set forth in Annex B to the Code, except that the determination of direct or indirect beneficial ownership shall apply to all securities that a principal or employee has or acquires.) Each principal and employee is required, upon adoption of the Code or commencement of employment, to identify each of his or her brokers on the form attached as Annex D to the Code.

          The Compliance Officer will periodically review the personal investment activity of all principals and employees, and a principal of the firm will periodically review the personal investment activity of the Compliance Officer.

     VIII. CONFIDENTIALITY OF RELATIONSHIPS WITH CLIENTS
           ----------------------------------------------

          1) Names of present and former clients should not be disclosed to any person not associated with our firm. An exception may be made if the client/firm relationship is a matter of public knowledge.

          2) A client's name may not be given as a reference to a prospective client without the client's prior approval.

          3) All information concerning our clients' financial and other circumstances must be kept confidential.

     IX.  INTERPRETATIONS
          ---------------

          Any questions concerning any provision of the Code should be raised with the Compliance Officer.

     X.   INDEPENDENT DIRECTORS/TRUSTEES OF INVESTMENT COMPANY CLIENTS
          ------------------------------------------------------------

          It is believed that the provisions of the Code will provide adequate protection to shareholders of our investment company clients. We do not inform such clients' independent directors/trustees of investment company transactions until 15 days after they have been effected;
          hence, the directors/trustees are sheltered from such sensitive information.

     XI.  DISCLOSURE OF PERSONAL HOLDINGS
          -------------------------------

          Upon adoption of the Code or commencement of employment, and annually thereafter, principals and employees must disclose in writing to the Compliance Officer all personal securities holdings on the form attached as Annex E to the Code.

     XII. CERTIFICATION OF COMPLIANCE WITH THE CODE
          -----------------------------------------

          Principals and employees are required to certify annually, on the form attached as Annex E to the Code, the following:

          a)   that they have read and understand the Code;

          b)   that they recognize that they are subject to the Code;

          c)   that they have complied with the requirements of the Code; and

          d) that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

     XIII. CODE VIOLATIONS
           ---------------

          All violations of the Code will be reported to the principals of our firm at least quarterly. The principals may take such action as they deem appropriate, including, among other things, censure, suspension or termination of service.

     XIV. REVIEW BY THE PRINCIPALS
          ------------------------

          The Compliance Officer of the firm shall furnish our principals with an annual report that at a minimum:

          a) summarizes existing procedures concerning personal investing and any changes in the procedures made during the preceding year;

          b) identifies any violations requiring significant remedial action during the preceding year; and

          c) identifies any recommended changes in existing restrictions or procedures based upon our experience under the Code, evolving industry practices, or developments in applicable laws and regulations.

Attachments

                                                                         ANNEX A

"Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, but the term "security" shall not include securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, certificates of deposit for any of the foregoing, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.*


---------------------
* It is important to reiterate that any shares of our CLOSED-END investment company client, Thermo Opportunity Fund, that are held, purchased or sold by our principals or employees are subject to reporting under the Code. Such shares held, purchased or sold by our principals and certain professional associates are also subject to reporting (on Forms 3 and 4, and possibly Form 5) under Section 16(a) of the Securities Exchange Act of 1934.

                                                                         ANNEX B

          ". . . [T]he term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

          (i) The term "pecuniary interest" in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

          (ii) The term "indirect pecuniary interest" in any class of equity securities shall include, but not be limited to:

               (A) Securities held by members of a person's immediate family sharing the same household; provided, however that the presumption of such beneficial ownership may be rebutted; see also Rule 16a-1(a)(4);

               (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of: (1) the general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or (2) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

               (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where: (1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and (2) equity securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

               (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

               (E) A person's interest in securities held by a trust, as specified in Rule 16a-8(b); and

               (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

          (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                                                                         ANNEX C

                        REPORT OF SECURITIES TRANSACTIONS

______________________________         For Month Ended _________________________
Name (Please Print)                           (see Sections VI.1 & VI.2 of Code)
                                              OR
                                       For Calendar Quarter Ended ______________
                                                      (see Section VI.3 of Code)

==================================================================================================================================

                                         Trade Date                                              Check Type of Account
----------------------------------------------------------------------------------------------------------------------------------
 No. of Shares    Title of Security      Bought    Sold   Price      Name of Broker, Dealer or   Personal    Immed.    Fiduciary*
                                                                                Bank                         Family
----------------------------------------------------------------------------------------------------------------------------------




==================================================================================================================================

PLEASE  CHECK  APPROPRIATE  BOX,  THEN SIGN  BELOW EVEN IF NO  TRANSACTIONS  ARE
REPORTED

[ ] The attached list and/or confirmations of outside brokers represents every transaction in a security (reportable securities transactions do not include U.S. Government Securities, money market instruments or open-end investment companies) in which I had or by reason of which I acquired, during the period covered by this report, any direct or indirect beneficial ownership, as defined in Annex B to the Code of Ethics, or by accounts (excluding client accounts of Brundage, Story and Rose, LLC) in connection with which I participated in the decision-making.

[ ] I had NO reportable securities transactions during the period covered by this report. (Reportable securities transactions do not include U.S. Government securities, money market instruments or open-end investment companies).

[ ] I received pre-clearance for each security transaction that is reported herein. My related pre-clearance certificates are attached to this report. (This requirement is applicable to each principal and to each employee having investment responsibilities or access to information relating to security transactions.)


                              Signature:  ______________________________________

If the transaction is other than a sale or purchase, please explain the nature of the transaction on the reverse side of this form.

* If "fiduciary", please explain.

NOTE 1: This report shall not be construed as an admission by me that I have any direct or indirect beneficial ownership in the securities reported herein that have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standard imposed by Rule 17j-1 and Release No. 11421 under the Investment Company Act of 1940.

                                                                         ANNEX D

                          BROKERAGE ACCOUNT INFORMATION

          The following is a list of all brokerage accounts in which I maintain beneficial ownership (as defined in Annex B to the Code of Ethics):

         FIRM/ADDRESS/BROKER                            ACCOUNT NUMBER
         -------------------                            --------------

------------------------------------------      --------------------------------

------------------------------------------      --------------------------------

------------------------------------------      --------------------------------

------------------------------------------      --------------------------------

------------------------------------------      --------------------------------

________ I do not maintain any type of brokerage account.


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            Date                                           Signature


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                                                             Print

                                                                         ANNEX E

                                  CERTIFICATION
                                  -------------

     I hereby acknowledge receipt of the Amended and Restated Code of Ethics dated October 13, 1997 (the "Code"). I certify that I have read and understand the Code and I agree that I am subject to its provisions.

     Furthermore, I certify that with respect to the preceding calendar year I have complied with the Code and that I have reported all personal securities transactions in accordance with the requirements of the Code.

     Attached to this Certification [IS] [ARE]* my year-end brokerage statement[S]* disclosing as of the date stated on such brokerage statement[S]* all securities holdings in which I have a beneficial ownership (as defined in Annex B to the Code). [SET FORTH BELOW IS A LIST OF SECURITIES THAT I
BENEFICIALLY OWN THAT ARE NOT REFLECTED ON MY BROKERAGE STATEMENT[S]* (E.G., PRIVATE PLACEMENTS):]*


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             Date                                          Signature


                                             -----------------------------------
                                                         Please Print

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*